CONSULTANT

                              ENGAGEMENT AGREEMENT

         This Agreement supercedes and replaces the Corporate Advisor Engagement Agreement, (except as to those shares of Sun River Energy, Inc. previously issued to Consultant), made the 7th day of May, 2009, by and between Sun River Energy, Inc. (the "Company"), located at 7609 Ralston Road, Arvada, Colorado 80002 and Jay Leaver (the "Consultant"), located at 1410 High Street, Denver, Colorado 80218.

         Sun River Energy, Inc. hereby engages Jay Leaver, as Consultant, under the following terms and conditions, to be effective as of October 1, 2009.

         WHEREAS, the Company desires professional guidance and advice regarding Energy Exploration and Development and desires Consultant to aid it in business matters; and

         WHEREAS, Consultant has expertise in the area of energy exploration and project development and implementation; and is willing to act as an advisor to the Company upon the terms and conditions set forth in this Agreement;

         WHEREAS, Consultant is to be hereby engaged to act as President of Sun River Energy, Inc. on a part-time basis.

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises herein contained, the parties hereto agree as follows:

1.       Duties, Scope of Agreement, and Relationship of the Parties

         (a) The company hereby agrees to retain Consultant as President, consistent with Consultant's expertise and ability in energy exploration and development, and Consultant agrees to so act for the Company during the term of this Agreement under the Job Description attached as Exhibit B. All parties understand that Consultant has many other business interests and will devote as much time as in his discretion as necessary to perform his duties under this Agreement. In addition, the company understands that consultant's efforts on behalf of his other interests are the sole and separate property of Consultant.

         (b) The services rendered by consultant to the company pursuant to this Agreement shall be as an independent contractor at times and dates convenient to Consultant, and this Agreement does not make Consultant the employee of the Company for any purpose whatsoever. No right or authority is granted to Consultant to assume or to create any obligation or responsibility, in excess of $2,500, express or implied, on behalf of or in the name of the company, expect as authorized by Resolution of the Board of Directors. The company shall not withhold for Consultant any federal or state taxes from the amounts to be paid to consultant hereunder, and Consultant agrees that he will pay all taxes due on such amounts.

         (c) Consultant agrees to make available to Company his services as President on an as needed basis on reasonable request. Consultant shall provide planning and other advisory services as are necessary to carryout the business of the Company.

2.       Compensation

(a) The Company will pay $6,000 per month on the 15th day of each month to Consultant as a consulting fee. These payments will be made to the account and entity designated by Consultant.

(b)      Stock compensation is detailed in Exhibit "A".

(c) Other forms of compensation may occur depending on the nature of a specific engagement and only upon the mutual agreement of both parties.

3.       Expenses

         The Company shall reimburse Consultant for all pre-approved reasonable and necessary expenses incurred by it in carrying out its duties under this Agreement including travel. Consultant shall submit related receipts and documentation with his request for reimbursement.

4.       Renewal; Termination

         (a) This Agreement shall continue in effect for 6 months and thereafter, if not then terminated, shall be renewed annually until terminated by the parties. Either the Company or the Consultant may terminate this Agreement by giving the other party fifteen (15) days written notice.. However, termination of Consultant by the Company shall not relieve the Company of its financial obligations to Consultant as defined herein.

         (b) Subject to the continuing obligations of Consultant under Section 5 below, either party may terminate this Agreement at any time if the other party shall fail to fulfill any material obligation under this Agreement and shall not have cured the breach within 10 days after having received notice thereof.

         (c) Termination or expiration of this Agreement shall not extinguish any rights of compensation that shall accrue prior to the termination.

5.       Confidential Information

         (a) "Confidential Information," as used in this Section 5, means information that is not generally known and that is proprietary to the Company or that the Company is obligated to treat as proprietary. This information includes, without limitation:

               (i)  Trade secret information about the Company and its products;

               (ii) Information concerning the Company's business as the Company has conducted it since the Company's incorporation or as it may conduct it in the future; and

               (iii)Information  concerning any of the Company's past,  current, or possible future products, including (without limitation) information about the Company's research, development, engineering, purchasing, manufacturing, accounting, marketing, selling, or leasing efforts.

         (b) Any information that Consultant reasonably considers Confidential Information, or that the Company treats as Confidential Information, due to its unique nature purchased or developed by the Company, not available in the public domain or licensed or copyrighted information will be presumed to be Confidential Information (whether Consultant or others originated it and regardless of how obtained).

         (c) Except as required in its duties to the Company, Consultant will never, either during or after the term of this Agreement, use or disclose such aforedescribed Confidential Information to any person not authorized by the Company to receive it.

         (d) If this Agreement is terminated, Consultant will promptly turn over to the Company all records and any compositions, articles, devices, apparatus and other items that disclose, describe, or embody Confidential Information, including all copies, reproductions, and specimens of the Confidential Information in its possession, regardless of who prepared them. The rights of the Company set forth in this Section 5 are in addition to any rights of the Company with respect to protection of trade secrets or confidential information arising out of the common or statutory laws of the State of Colorado or any other state or any country wherein Consultant may from time to time perform services pursuant to this Agreement. This Section 5 shall survive the termination or expiration of this Agreement.

6.       False or Misleading Information

         The Company warrants that it will provide Consultant with accurate financial, corporate, and other data required by Consultant and necessary for full disclosure of all facts relevant to any efforts required of Consultant under this Agreement. Such information shall be furnished promptly upon request. If the Company fails to provide such information, or if any information provided by the Company to Consultant shall be false or misleading, or if the Company omits or fails to provide or withholds relevant material information to Consultant or to any professionals engaged pursuant to paragraph 5(d) above, then, in such event, any and all fees paid hereunder will be retained by Consultant as liquidated damages and this Agreement shall be null and void and Consultant shall have no further obligation hereunder. Further, by execution of this Agreement, the Company hereby indemnifies Consultant from any and all costs for expenses or damages incurred, and holds Consultant harmless from any and all claims and/or actions that may arise out of providing false or misleading information or by omitting relevant information in connection with the efforts required of Consultant under this Agreement.

7.       Consultant's Best efforts and No Warranty of Information

         Consultant shall use its best efforts to use reliable information and scientific techniques associated with the oil and gas business. However, Consultant makes no warranty as to the completeness or interpretation of such information, nor does Consultant warrant the information with regard to errors or omissions contained therein. Any reserve estimates, price calculations, price forecasts, exploration potential predictions or similar information provided by Consultant are, or may well be estimates only, and should not be considered predictions of actual results.

8.       Miscellaneous

     (a) Successors and Assigns. This Agreement is binding on and ensures to the
benefit  of  the  Company.   Company  cannot  assign  this   Agreement   without
Consultant's written agreement.

     (b) Modification. This Agreement may be modified or amended only by a writing signed by both the Company and Consultant.

     (c) Governing Law. The laws of Colorado will govern the validity, construction, and performance of this Agreement. Any legal proceeding related to this Agreement will be brought in an appropriate Colorado court, and both the Company and Consultant hereby consent to the exclusive jurisdiction of that court for this purpose.

     (d) Construction. Wherever possible, each provision of this Agreement will be interpreted so that it is valid under the applicable law. If any provision of this Agreement is to any extent invalid under the applicable law, that provision will still be effective to the extent it remains valid. The remainder of this Agreement also will continue to be valid, and the entire Agreement will continue to be valid in other jurisdictions.


     (e) Waivers. No failure or delay by either the Company or Consultant in exercising any right or remedy under this Agreement will waive any provision of the Agreement, nor will any single or partial exercise by either the Company or Consultant of any right or remedy under this Agreement preclude either of them from otherwise or further exercising these rights or remedies, or any other rights or remedies granted by any law or any related document.

     (f) Captions. The headings in this Agreement are for convenience only and do not affect this Agreement's interpretation.

     (g)  Entire   Agreement.   This  Agreement   supersedes  all  previous  and
contemporaneous oral negotiations, commitments, writings, and understandings between the parties concerning the matters in this Agreement.

     (h) Notices. All notices and other communications required or permitted under this Agreement shall be in writing and sent by registered first-class mail, postage prepaid, and shall be effective five days after mailing to the addresses stated below. These addresses may be changed at any time by like notice.

         In the case of the Company:
                           Sun River Energy, LLC
                           Attention: Redgie Green
                           c/o 7609 Ralston Road
                           Arvada, Colorado 80002
                           Ph: 303-422-8127
                           Fx: 303-431-1567

         In the case of Consultant:
                           Jay S. Leaver
                           Leaverite Exploration, Inc.
                           1570 S. Forest St.
                           Denver, Colorado 80222
                           Ph. 720-212-5489
                           Fx. 303-322-2288
                           E-mail: GeoLeaver@aol.com

     (i) Indemnification. Company agrees to indemnify and hold harmless Consultant from any and all claims, actions, liabilities, costs, expenses, including attorney fees arising from claims made against Consultant in connection with Company's possession or use of advice, guidance, materials, information, data or other services provided by Consultant under this Agreement.

     (j) Conflicts of Interest. Company acknowledges that Consultant is engaged in the business of providing petroleum consulting for other oil and gas companies within the United State and Canada. In the event Consultant is requested by Company to provide advice and guidance on or about geographical areas that may create a potential conflict of interest between Consultant's other business matters and the Company's operations, Consultant shall not be required by Company to render advice and guidance on such an area. Company and Consultant shall use their best efforts to notify each other of any potential conflicts of interests. In any event, Consultant's general knowledge that Company plans to engage, or is actively engaging, in oil and gas exploration within an area shall in no way preclude Consultant, or Consultant's business entities, from performing land services or consulting for other oil and gas companies within the same area.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the September 23, 2009.

         "The Company"                      "Consultant"
         SUN RIVER ENERGY, INC.             JAY LEAVER




         By:                                By:
            ------------------------          -----------------------------

                                    Exhibit A

                            Term Sheet - Stock Grants

I.       Stock Grants.

               A. Company will grant Executive 10,000 shares of Company common stock on the day effective of engagement.

               B.   Future additional Grants shall occur as follows:

                  1. Vesting. Subject to continuation of engagement under this or a subsequent agreement, (i) 10,000 shares at the end of 1st quarter of engagement hereunder and, (ii) an additional 10,000 shares each calendar quarter thereafter, contingent on the continuation of engagement for at least 6 months of the term. Vesting will be accelerated on a Change in Control, for that current quarter.

                  2. Executive will enter into a six (6) month lock-up agreement with Company, to be released upon reasonable written notice, in discretion of Company.

II.      Change in Control.

               A. For purpose of the options, "Change in Control" means: (a) the consummation of a merger or consolidation of the Company with or into another entity or any other transaction, the stockholders of the Company immediately prior to such merger, consolidation or other transaction own or beneficially own immediately after such merger, consolidation or other transaction 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent entity of such continuing or surviving entity; (b) the sale, transfer or other disposition of all or substantially all of the Company's assets to a Person which is not owned or controlled by the Company or its stockholders immediately prior to such sale, transfer or other disposition; (c) individuals who, immediately following the effective date of this Agreement, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director thereafter whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or (d) any transaction as a result of which any Person is the "Beneficial Owner" (as defined in Rule
                    13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 20% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this definition of Change in Control, the term "Persons" means, acting individually or as a group, an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

                                    Exhibit B

                                 Job Description

               A.   Consultant   will  be  involved  in   day-to-day   decisions
                    involving selection of Projects to work on, and what resources to allocate to individual Projects.

               B. Consultant has specific experience in the fields of geology, geophysics, and geochemistry as relevant to oil and gas prospects and plays. Consultant will make this expertise available to the Company. Company will recognize that in matters outside the specific expertise of Consultant, including but not limited to Drilling, Reservoir, and Completion Engineering, and Land, Gas Marketing, and Pipeline Construction, outside personnel should be consulted.

               C. Consultant will make specific recommendations for additional personnel necessary to continue intelligent pursuit of a Project or Projects. Such additional personnel may be in the form of new hires or Consultants. Consultant will not make such recommendations without due consideration for the needs of the Company. The Company will make every effort to enable the Consultant to form the team necessary to further the Company's interests. Company will not hire or otherwise obtain team members without the input of Consultant.